UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2005

INNOTRAC CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-23741	58-1592285
(Commission File Number)	(IRS Employer Identification No.)

6655 Sugarloaf Parkway
Duluth, Georgia	30097
(Address of Principal Executive Offices)	(Zip Code)

(678) 584-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2005, the Board of Directors of Innotrac Corporation (the “Company”) amended the terms of certain outstanding options to purchase the Company’s common stock that the Company previously had granted to certain directors and executive officers. The material amendments are described below:

(a)    An aggregate of 70,000 fully vested stock options held by Bruce V. Benator, a director, were repriced to an exercise price of $4.56 per share, the market value of the Company’s common stock on December 31, 2005. Of that number, 25,000 options had been granted at an exercise price of $8.35 per share, 25,000 had been granted at an exercise price of $6.99 per share, and 20,000 options had been granted at an exercise price of $5.875 per share. The Board also accelerated to December 31, 2005 the vesting date of 6,250 outstanding options held by Mr. Benator with an exercise price of $3.40 per share, which options were originally set to fully vest on March 11, 2006.

(b)    An aggregate of 70,000 fully vested stock options held by Martin J. Blank, a director, were repriced to an exercise price of $4.56 per share. Of that number, 25,000 options had been granted at an exercise price of $8.35 per share, 25,000 had been granted at an exercise price of $6.99 per share, and 20,000 options had been granted at an exercise price of $5.875 per share. The Board also accelerated to December 31, 2005 the vesting date of 6,250 outstanding options held by Mr. Blank with an exercise price of $3.40 per share, which options were originally set to fully vest on March 11, 2006.

(c)    An aggregate of 50,000 fully vested stock options held by Scott D. Dorfman, President, CEO and director, were repriced to an exercise price of $4.56 per share, all of which options had been granted at an exercise price of $7.125 per share. The Board also accelerated to December 31, 2005 the vesting date of 12,500 outstanding options held by Mr. Dorfman with an exercise price of $3.40 per share, which options were originally set to fully vest on March 11, 2006.

(d)    An aggregate of 100,000 fully vested stock options held by David Ellin, Senior Vice President - Sales, were repriced to an exercise price of $4.56 per share. Of that number, 50,000 options had been granted at an exercise price of $7.14 per share and 50,000 had been granted at an exercise price of $7.125 per share. The Board also accelerated to December 31, 2005 the vesting date of 12,500 outstanding options held by Mr. Ellin with an exercise price of $3.40 per share, which options were originally set to fully vest on March 11, 2006.

(e)    An aggregate of 100,000 fully vested stock options held by Larry C. Hanger, Senior Vice President - Client Services, were repriced to an exercise price of $4.56 per share. Of that number, 50,000 options had been granted at an exercise price of $7.14 per share and 50,000 had been granted at an exercise price of $7.125 per share. The Board also accelerated to December 31, 2005 the vesting date of 12,500 outstanding options held by Mr. Hanger with an exercise price of $3.40 per share, which options were originally set to fully vest on March 11, 2006.

(f)    An aggregate of 15,000 fully vested stock options held by Christine Herren, Senior Director and Controller, were repriced to an exercise price of $4.56 per share. Of that number, 5,000 options had been granted at an exercise price of $9.44 per share and 10,000 had been granted at an exercise price of $7.14 per share. The Board also granted Ms. Herren 10,000 new options at an exercise price of $4.56 per share, which options were fully vested upon their grant on December 31, 2005.

(g)    An aggregate of 25,000 fully vested stock options held by Thomas J. Marano, a director, were repriced to an exercise price of $4.56 per share, all of which options had been granted at an exercise price of $8.35 per share.

(h)    An aggregate of 25,000 fully vested stock options held by Joel E. Marks, a director, were repriced to an exercise price of $4.56 per share, all of which options had been granted at an exercise price of $8.35 per share. The Board also accelerated to December 31, 2005 the vesting date of 6,250 outstanding options held by Mr. Marks with an exercise price of $3.40 per share, which options were originally set to fully vest on March 11, 2006.

(i)    An aggregate of 50,000 fully vested stock options held by James R. McMurphy, Chief Information Officer, were repriced to an exercise price of $4.56 per share, all of which options had been granted at an exercise price of $7.14 per share. The Board also accelerated to December 31, 2005 the vesting date of 25,000 outstanding options held by Mr. McMurphy with an exercise price of $4.31 per share, which options were originally set to fully vest on March 24, 2007.

(j)    An aggregate of 62,500 fully vested stock options held by Robert Toner, Vice President - Logistics, were repriced to an exercise price of $4.56 per share. Of that number, 50,000 options had been granted at an exercise price of $7.14 per share and 12,500 had been granted at an exercise price of $6.99 per share. The Board also accelerated to December 31, 2005 the vesting date of 12,500 outstanding options held by Mr. Blank with an exercise price of $3.40 per share, which options were originally set to fully vest on March 11, 2006.

No other terms of the options held by the above directors and executive officers were amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOTRAC CORPORATION
By:	/s/ Scott D. Dorfman
Date: January 6, 2006	Scott D. Dorfman Chairman, President and Chief Executive Officer

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